Exhibit 10.8

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed

AMENDMENT #3 TO EXCLUSIVE LICENSE AGREEMENT

This Amendment #3 (this “Amendment”) is entered into as of November 19, 2020 (the “Amendment Effective Date”), by and between Arena Pharmaceuticals, Inc. (“Licensor”) and Connect Biopharm LLC (“Company”), and modifies the Exclusive License Agreement, dated June 19, 2012, by and between the parties, as amended (the “Existing Agreement”, and together with this Amendment, the “Agreement”).

The parties hereto agree to amend the Existing Agreement in the following respects:

1.	EXHIBIT A—“Licensed Patents as of the Effective Date” is replaced in its entirety with EXHIBIT A—“Licensed Patents as of the Amendment Effective Date” attached hereto.

2.	The following definitions are hereby added to Section 1 (DEFINITIONS) of the Existing Agreement:

“Marketing Authorization Application” or “MAA” shall mean any new drug application filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction, which application is required to commercially market or sell a pharmaceutical product in such country or jurisdiction (and any amendments thereto). In the context of imported drugs, MAA is also known as the Import Drug License (“IDL”) application.

“Marketing Authorization Holder (MAH)” shall mean, with respect to any country, any party or Affiliate thereof who is the holder a Regulatory Approval in such country.

“MAA Approval” shall mean with respect to a particular country or other regulatory jurisdiction, any approval of an MAA or other approval, product, or establishment license, registration, or authorization of any Regulatory Authority necessary for the commercial marketing or sale of a pharmaceutical product in such country or other regulatory jurisdiction, excluding, in each case, any pricing and reimbursement approvals. Any reference to “regulatory approval” in this Agreement shall also be deemed to be an MAA Approval for purposes of this Agreement.

3.	Section 2.1 of the Existing Agreement is hereby replaced in its entirety with the following:

“Section 2.1 License Grant. Subject to the terms of conditions of this Agreement, Licensor hereby grants to Company, during the term of this Agreement, an exclusive (even as to Licensor, except for internal research purposes), worldwide, royalty-bearing license under the Licensed Technology and the Program Technology to identify, research, develop, make, have made, use, sell, offer for sale, have sold and import Products (the “License”). Unless expressly prohibited by Applicable Laws in a country, the Company or its Affiliate or sublicensee shall be the Marketing Authorization Holder (MAH) for a Product in each county in which Company or its Affiliate sells such Product. Company or its Affiliate or its sublicensee will own and solely maintain all MAA Approvals for the Products.”

4.

Unless otherwise specifically stated herein, all of the terms and conditions of the Existing Agreement shall remain in full force and effect. The Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings, letters of intent and agreements between the parties respecting the subject matter hereof. The Agreement may be amended or modified or one or more provisions hereof waived only by a written instrument signed by the authorized representatives of the parties.

5.

This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of both parties. This Amendment may be executed by exchange of PDF copies, and in two or more counterparts, each of which will be deemed an original document and all of which, together with this writing, will be deemed one instrument.

Whereupon, the parties have caused this Amendment to be executed by their duly authorized agents, as of the Amendment Effective Date.

ARENA PHARMACEUTICALS, INC.

By:	/s/ Vincent Aurentz

Name: Vincent Aurentz
Title: EVP & CBO
Date: Nov 20, 2020 | 8:58 AM PST

CONNECT BIOPHARM LLC

By:	/s/ Zheng Wei

Name: Zheng Wei
Title: CEO
Date: Nov 20, 2020 | 9:16 AM PST

Exhibit A

Licensed Patents as of the Amendment Effective Date

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